Exhibit 99.1

Bancshares of Florida, Inc.
Summary of Consolidated Financial Data

(Dollars in thousands, except per share data)

The following (unaudited) summary financial data for the three-month periods ended March 31, 2005, December 31, 2004, and September 30, 2004 are derived from our financial statements and other data. Loans held for investment are stated before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and stock options as required. Book value per share excludes the effect of any outstanding stock warrants and stock options.

	For the Three Months Ended

	March 2005	Dec 2004	Increase/ (decrease) $	%

Total interest income	$5,440	$4,526	$914	20.2%
Total interest expense	1,820	1,528	292	19.1%
Net interest income before provision	3,620	2,998	622	20.7%
Provision for loan losses	296	451	(155)	-34.4%
Net interest income after provision	3,324	2,547	777	30.5%
Non interest income	698	616	82	13.3%
Gain on sale of investments	0	0	0	NA
Noninterest expense	4,397	4,156	241	5.8%
Provision for income taxes	0	0
Net income (loss)	(375)	(993)	618	62.2%
Basic earnings (loss) per common share	(0.09)	(0.22)	0.13	58.0%
Diluted earnings (loss) per common share	$(0.09)	$(0.22)	$0.13	58.0%
Weighted average common shares used for diluted earnings (loss) per common share	4,836,300	4,835,632	668	0.0%
Top-line revenue	$4,318	$3,615	$704	19.5%
Net interest margin	3.61%	3.45%	0.16%	4.6%
Efficiency ratio	101.83%	115.00%	-13.17%	-11.5%
Average equity to average assets	9.85%	11.28%	-1.43%	-12.7%
Average loans held for investment to average deposits	88.44%	90.37%	-1.93%	-2.1%
Net charge-offs to average loans	0.00%	0.00%	0.00%	NA

	March 2005	Dec 2004	Increase/ (decrease) $

Total assets	$442,053	$420,808	$21,245	5.0%
Cash & cash equivalents	50,785	57,897	(7,112)	-12.3%
Earning assets	416,322	394,851	21,471	5.4%
Investment securities	19,170	25,945	(6,775)	-26.1%
Loans held for investment	361,168	325,981	35,187	10.8%
Allowance for loan losses	3,113	2,817	296	10.5%
Deposit accounts	390,374	376,064	14,310	3.8%
Stockholders’ equity	$41,501	$41,954	$-453	-1.1%
Total common shares outstanding	4,836,331	4,835,632	699	0.0%
Book value per common share	$7.82	$7.93	$-0.11	-1.4%
Loan loss allowance to total loans	0.86%	0.86%	0.00%	-0.3%
Loan loss allowance to nonperforming loans	644.83%	480.70%	164.13%	34.1%
Nonperforming loans to total loans	0.13%	0.18%	-0.05%	-25.6%
Nonperforming assets to total assets	0.11%	0.14%	-0.03%	-21.6%
Leverage (tier 1 to average total assets)	9.44%	11.07%	-1.63%	-14.7%
Assets under advice--Bank of Florida Trust Company	$200,139	$202,138	(1,999)	-1.0%

	For the Three Months Ended

	March 2005	March 2004	Increase/ (decrease) $	%

Total interest income	$5,440	$2,965	$2,475	83.5%
Total interest expense	1,820	990	830	83.8%
Net interest income before provision	3,620	1,975	1,645	83.3%
Provision for loan losses	296	333	(37)	-11.1%
Net interest income after provision	3,324	1,642	1,682	102.4%
Non interest income	698	441	257	58.3%
Gain on sale of investments	0	0	0	NA
Noninterest expense	4,397	2,595	1,802	69.4%
Provision for income taxes	0	0
Net income (loss)	(375)	(512)	137	26.8%
Basic earnings (loss) per common share	(0.09)	(0.17)	0.08	45.6%
Diluted earnings (loss) per common share	$(0.09)	$(0.17)	$0.08	45.6%
Weighted average common shares used for diluted earnings (loss) per common share	4,836,300	3,079,364	1,756,936	57.1%
Top-line revenue	$4,318	$2,416	$1,902	78.7%
Net interest margin	3.61%	3.42%	0.19%	5.6%
Efficiency ratio	101.83%	107.41%	-5.58%	-5.2%
Average equity to average assets	9.85%	9.11%	0.74%	8.1%
Average loans held for investment to average deposits
88.44%	95.47%	-7.03%	-7.4%
Net charge-offs to average loans	0.00%	0.00%	0.00%	NA

	March 2005	March 2004	Increase/ (decrease) $

Total assets	$442,053	$281,322	$160,731	57.1%
Cash & cash equivalents	50,785	28,010	22,775	81.3%
Earning assets	416,322	247,676	168,646	68.1%
Investment securities	19,170	7,388	11,782	159.5%
Loans held for investment	361,168	239,458	121,710	50.8%
Allowance for loan losses	3,113	1,902	1,211	63.7%
Deposit accounts	390,374	252,857	137,517	54.4%
Stockholders’ equity	$41,501	$24,325	$17,176	70.6%
Total common shares outstanding	4,836,331	3,094,199	1,742,132	56.3%
Book value per common share	$7.82	$6.76	$1.06	15.7%
Loan loss allowance to total loans	0.86%	0.79%	0.07%	8.5%
Loan loss allowance to nonperforming loans	644.83%	2928.52%	-2283.69%	-78.0%
Nonperforming loans to total loans	0.13%	0.03%	0.11%	392.9%
Nonperforming assets to total assets	0.11%	0.02%	0.09%	373.1%
Leverage (tier 1 to average total assets)	9.44%	9.55%	-0.11%	-1.2%
Assets under advice--Bank of Florida Trust Company	$200,139	$150,345	49,794	33.1%

	For the Three Months Ended

	Dec 2004	Sep 2004	Increase/ (decrease) $	%

Total interest income	$4,526	$3,907	$619	15.8%
Total interest expense	1,528	1,317	211	16.0%
Net interest income before provision	2,998	2,590	408	15.8%
Provision for loan losses	451	263	188	71.5%
Net interest income after provision	2,547	2,327	220	9.5%
Non interest income	616	611	5	0.8%
Gain on sale of investments	—	—	0	NA
Noninterest expense	4,156	3,794	362	9.5%
Provision for income taxes	—	—
Net income (loss)	(993)	(856)	(137)	-16.0%
Basic earnings (loss) per common share	(0.22)	(0.22)	0.00	0.0%
Diluted earnings (loss) per common share	$(0.22)	$(0.22)	$0.00	0.0%
Weighted average common shares used for diluted earnings (loss) per common share	$4,835,632	$4,220,137	615,495	14.6%
Top-line revenue	$3,615	$3,201	$413	12.9%
Net interest margin	3.45%	3.36%	0.09%	2.7%
Efficiency ratio	115.00%	118.53%	-3.53%	-3.0%
Average equity to average assets	11.28%	11.55%	-0.27%	-2.3%
Average loans held for investment to average deposits	90.37%	97.03%	-6.66%	-6.9%
Net charge-offs to average loans	0.00%	0.04%	-0.04%	NA